Exhibit 4.2

National General Holdings Corp.

as Issuer

The Bank of New York Mellon

as Trustee

First Supplemental Indenture

Dated as of May 23, 2014

to the Indenture dated as of

May 23, 2014

6.750% Senior Notes due 2024

TABLE OF CONTENTS

i

EXHIBIT

Exhibit A	Form of Security	A-1
Exhibit B	Form of Restricted Security Legend	Exhibit B-1

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 23, 2014, between National General Holdings Corp., a Delaware corporation (the “Company”), and The Bank of New York Mellon (the “Trustee”), as trustee under the Indenture, dated as of May 23, 2014, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured senior debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Article Nine of the Base Indenture provides for the Company and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Section 301 of the Base Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 6.750% Senior Notes due 2024 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders, the obligations of the Company and the rights and obligations of the Trustee with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the holders or the obligations of the Company with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall, with respect to the Securities, supersede any corresponding provisions in the Base Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and govern the rights of the Holders of the Securities, the obligations of the Company and the rights and obligations of the Trustee with respect thereto.

SECTION 1.02 Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(ii) references to any statute, rule or regulation refer to such statute, rule or regulation, as amended from time to time, including any successor statute, rule or regulation; and

(iii) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.

“ACP Re” means ACP Re, Ltd.

“Acquired Indebtedness” means, with respect to the Company or its Subsidiaries, Indebtedness of any other Person existing at the time the other Person is merged or consolidated with or into, otherwise combines with, or becomes a Subsidiary of the Company or any of its Subsidiaries, including Indebtedness incurred in connection with, or in contemplation of, the other Person’s merging or consolidating with or into, otherwise combining with, or becoming a Subsidiary of the Company or any of its Subsidiaries.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Affiliate” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Transaction” has the meaning specified in Section 4.08(a) hereof.

“A.M. Best” means A.M. Best Company and its successors.

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“AmTrust” means AmTrust Financial Services, Inc.

“AmTrust Tower Financing” means the agreement by AmTrust to provide ACP Re with financing in connection with the acquisition of Tower by ACP Re.

“Annual Report” has the meaning specified in Section 4.08(b)(3) hereof.

“Applicable Procedures” of a Depository means, with respect to any matter at any time, the policies and procedures of such Depository, if any, that are applicable to such matter at such time.

“Audit Committee” means the audit committee of the Board of Directors.

“Balance Sheet Date” means the last day of any annual or quarterly period for which a consolidated statement of financial condition of the Company is required to be delivered to the Trustee pursuant to Section 4.03(b).

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Baseline Rating” means BBB- (in the case of A.M. Best) or, if the Company has substituted another Rating Agency for A.M. Best or any substitute Rating Agency following a Rating Withdrawal Event, the equivalent rating (which, for the avoidance of doubt, shall be equivalent for purposes of designations by the National Association of Insurance Commissioners) from such Rating Agency.

“Capital Lease Obligations” of any Person means such obligations of the Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of the Person under GAAP (excluding all obligations under operating leases required by the Financial Accounting Standards Board to be classified or accounted for as capital leases). The amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Close of Business” means, as of any date, 5:00 p.m., New York City time on such date.

“Code” means, solely for purposes of this Supplemental Indenture, the Internal Revenue Code of 1986.

“Commission” or “SEC” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, notwithstanding anything to the contrary in Section 101 of the Base Indenture, and, subject to the provisions of Section 8.02, shall include its successors and assigns.

“Company Tower Financing” means the agreement by the Company to provide ACP Re with financing in connection with the acquisition of Tower by ACP Re.

“Company Tower Financing Covenants” has the meaning specified in Section 4.09(c) hereof.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the five Reference Treasury Dealer Quotations for the date of redemption after excluding the highest and lowest of such Reference Treasury Dealer Quotations or, if the Company obtains fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Consolidated Leverage Ratio” means, at any date of determination, the ratio of (a) Consolidated Total Debt to (b) Consolidated Total Capitalization.

“Consolidated Net Worth” means, as of any date of determination, the Net Worth of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries, plus the aggregate principal amount of any Subordinated Indebtedness of the Company.

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Capitalization” means, as of any date of determination, the sum of (i) the principal amount of all outstanding Consolidated Total Debt and (ii) Consolidated Net Worth at such time.

“Consolidated Total Debt” means, at any date of determination, all of the Company’s and its Subsidiaries’ Indebtedness (including the Subordinated Indebtedness of the Company’s Subsidiaries) on a consolidated basis less the sum of the following: (i) the aggregate principal amount outstanding of the Company’s obligations to repurchase securities pursuant to

Repurchase Agreements; (ii) the aggregate amount of the Repurchase Liability; (iii) the aggregate amount of guarantees otherwise included in such Indebtedness and (iv) the Subordinated Indebtedness of the Company. Notwithstanding the foregoing, Indebtedness in respect of letters of credit shall not be included in the determination of Consolidated Total Debt to the extent that any letter of credit is undrawn as of the date of determination.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Facility” means the Credit Agreement, dated as of February 20, 2013, by and among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A. as administrative agent, as amended by Amendment No. 1, dated as of April 11, 2013, by and among the Company, the lenders party thereto, and JPMorgan Chase Bank N.A. as administrative agent, as further amended by Amendment No. 2, dated as of August 6, 2013, by and among the Company, the lenders party thereto, and JPMorgan Chase Bank N.A. as administrative agent.

“Credit for Reinsurance Protection” means any provision of any reinsurance agreement between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (other than an Affiliate that is a wholly owned Subsidiary of the Company), on the other hand, providing that, in the event the Company or any of its Subsidiaries would be denied full statutory credit for reinsurance ceded pursuant to the credit for reinsurance laws or regulations in any applicable jurisdiction, such Affiliate will secure its obligations to the Company and its Subsidiaries, as applicable, under the reinsurance agreement through a letter of credit, cash or assets held in trust for the Company and its Subsidiaries, as applicable.

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor custodian.

“Default” means, notwithstanding anything to the contrary in Section 602 of the Base Indenture, any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disinterested Member” means, with respect to any Affiliate Transaction, each member of the Board of Directors of the Company who qualifies as an “Independent Director” under Rule 10A-3 of the Exchange Act and has no material direct or indirect financial interest in or with respect to such Affiliate Transaction; provided that no member of the Board of Directors will be deemed to have such a financial interest solely by reason of such member’s holding Common Stock or any options, warrants or other rights in respect of such Common Stock.

“Discharged” has the meaning set forth in Section 6.03.

“Dividend Payout Ratio” means, for any calculation period, the amount of dividends paid per share of Capital Stock divided by earnings per share of Capital Stock.

“Downgrade Event” has the meaning set forth in Section 2.05(a) hereof.

“ERISA” has the meaning specified in Section 5.02(l) hereof.

“ERISA Affiliate” has the meaning specified in Section 5.02(l) hereof.

“Event of Default” has the meaning, notwithstanding anything to the contrary in Section 101 of the Base Indenture, specified in Section 5.02 hereof.

“Extraordinary Dividend” means, as of any date of determination, any distribution, dividend or other payment in respect of the Capital Stock of the Company, together with all other distributions, dividends or other payments in respect of the Capital Stock of the Company, that would cause the Company’s Dividend Payout Ratio for the immediately preceding four calendar quarters to exceed 15%. Neither dividends declared or paid by the Company in respect of any series of preferred stock of the Company nor any redemption payment in respect of any Capital Stock of the Company, in each case, made in accordance with the terms thereof shall be deemed to be Extraordinary Dividends for purposes of this definition.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Exhibit A hereto.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indebtedness” of any Person means, solely for purposes of this Supplemental Indenture and notwithstanding anything to the contrary in Section 101 of the Base Indenture, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid or accrued; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such entity; (e) all obligations of such Person in respect of deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (f) all Indebtedness of other Persons secured by (or for which the holder of such Indebtedness has an existing right, conditional or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but limited to the fair market value of such property, (g) all Capital Lease Obligations and synthetic lease obligations of such Person; (h) all obligations, contingent or otherwise, of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; (i) the redemption price of all redeemable preferred stock of such Person (but not accrued dividends on any preferred stock) but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the maturity date of the Securities; and (j)

all guarantees by such Person in respect of the Indebtedness or obligations of other Persons of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationships with such other Person, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Indenture” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, the Base Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Indenture Documents” means the Indenture, any securities issued pursuant to the Indenture (including the Securities issued hereunder), the Purchase Agreement and all other agreements, instruments, documents, reports, financial statements and certificates delivered to, or in favor of, the Trustee and including all other pledges, powers of attorney, consents, assignments, contracts, notices and all other written matter whether heretofore, now or hereafter executed by or on behalf of the Company, or any employee of the Company, and delivered to the Trustee in connection with the Indenture or the transactions contemplated hereby. Any reference in any Indenture Document to an Indenture Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto or waivers thereof, and shall refer to such Indenture Document as the same may be in effect at any and all times such reference becomes operative. Notwithstanding the foregoing, “Indenture Documents” shall not include any document filed with or furnished to the Commission (except for audited or unaudited financial statements included therein), even if any such document is delivered, or deemed to be delivered, to the Trustee.

“Interest Payment Date” means, with respect to the payment of interest on the Securities and notwithstanding anything to the contrary in Section 101 of the Base Indenture, each May 15 and November 15 of each year, beginning on November 15, 2014.

“Investment Policy” means the investment policy of the Company as in effect from time to time.

“Issue Date” means, with respect to the Securities, May 23, 2014.

“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, May 15, 2024.

“Multiemployer Plan” the meaning specified in Section 5.02(l) hereof.

“Net Worth” means, as of any date of determination, as to any Person, the sum of its capital stock (including its preferred stock), capital in excess of par or stated value of the shares of its capital stock (including its preferred stock), retained earnings and any other account that, in accordance with GAAP, constitutes stockholders’ equity, but excluding all accumulated other comprehensive income.

“Non-U.S. Jurisdiction” means any jurisdiction under which an entity may be organized that is not the United States of America, any state thereof, or the District of Columbia.

“Notice of Default” has the meaning specified in Section 5.02(e) hereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Personal Lines Assets” means assets related to the personal lines insurance operations of Tower to be acquired by the Company pursuant to the Personal Lines Stock and Asset Purchase Agreement.

“Personal Lines Stock and Asset Purchase Agreement” means the Amended and Restated Personal Lines Stock Purchase Agreement, dated as of April 8, 2014, by and between the Company and ACP Re.

“Physical Security” means any non-Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully registered form, without interest coupons.

“Plan” has the meaning specified in Section 5.02(l) hereof.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of May 23, 2014, pursuant to which the purchasers named therein purchase the Securities issued hereunder on the Issue Date.

“Quarterly Report” has the meaning specified in Section 4.08(b)(3) hereof.

“Quotation Agent” means one of the Reference Treasury Dealers selected by the Company.

“Rating Agency” means A.M. Best and, following any Rating Withdrawal Event, any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that is designated by the Company through written notice to the Trustee as a substitute Rating Agency to replace A.M. Best or any substitute Rating Agency.

“Rating Withdrawal Event” has the meaning set forth in Section 2.05(c) hereof.

“Reference Treasury Dealer” means one of the five nationally recognized investment banking firms selected by the Company that are primary dealers of U.S. government securities in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by each Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day before such date of redemption.

“Regular Record Date” means, with respect to any Interest Payment Date, the May 1 (whether or not a Business Day) or the November 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Repurchase Agreement” means, as of any date of determination, a repurchase agreement entered into by the Company from time to time pursuant to which the Company shall have sold securities to a third party and has agreed to repurchase such security at a stated date or maturity that is no more than 90 days from the date of determination, disregarding any rollover, renewal or extension (whether automatic or otherwise) or similar provision stated therein; provided, that such repurchase agreement shall have been entered into by the Company solely in connection with the Company’s investment portfolio and in accordance with the Investment Policy.

“Repurchase Liability” means, as of any date of determination, the liability of the Company to purchase securities in the market that are identical to those securities it borrowed and sold pursuant to Repurchase Transactions (it being understood that such liability shall be measured based on the then market value of such security).

“Repurchase Transaction” means a repurchase transaction in which the Company borrows a security and delivers it to a purchaser and at a later date, the Company purchases the identical security in the market to replace the borrowed security; provided, that such transaction shall have been entered into by the Company solely in connection with the Company’s investment portfolio and in accordance with the Investment Policy.

“Resale Restriction Termination Date” has the meaning specified in Section 2.03(e)(2) hereof.

“Restricted Security Legend” means the restricted legend set forth in Exhibit B.

“Restricted Securities” has the meaning specified in Section 2.03(e)(1) hereof.

“Retrocession Agreement” means the retrocession agreement by and among the Company (or one or more of its wholly owned Subsidiaries), AmTrust (or one or more of its wholly owned Subsidiaries) and ACP Re under which ACP Re will agree to reimburse the Company (or, if applicable, one or more of its wholly owned Subsidiaries) and AmTrust (or, if applicable, one or more of its wholly owned Subsidiaries) for any payments made by the Company and AmTrust, respectively, to Tower under the Stop Loss Agreement.

“Rule 144” means Rule 144 under the Securities Act.

“Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture, notwithstanding anything to the contrary in Section 101 of the Base Indenture.

“Significant Subsidiary” means a Subsidiary, including its Subsidiaries, that meets any of the conditions set forth Article 1, Rule 1-02 of Regulation S-X.

“Stop Loss Agreement” means the stop loss reinsurance agreement issued by the Company (or one or more of its wholly owned Subsidiaries) and AmTrust (or one or more of its wholly owned subsidiaries) to Tower (or one or more of its wholly owned Subsidiaries) by which each of the Company (or, if applicable, one or more of its wholly owned Subsidiaries), on the one hand, and AmTrust (or, if applicable, one or more of its wholly owned Subsidiaries), on the other hand, as reinsurers, will severally provide $125 million of stop loss coverage.

“Subordinated Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries the payment of which is subordinated to payment of the obligations under the Indenture and that has a maturity date that is no earlier than 91 days following the Maturity Date.

“Subsidiary” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, a corporation, company (including any limited liability company), association, partnership, joint venture, trust or other business entity in which the Company and/or one or more of the Company’s other Subsidiaries owns at least 50% of the Voting Stock thereof.

“Successor Company” has the meaning specified in Section 8.02(a) hereof.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental hereto, entered into pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Tax Additional Amounts” has the meaning specified in Section 9.01 hereof.

“Taxing Jurisdiction” has the meaning specified in Section 9.01 hereof.

“Tower” means Tower Group International, Ltd.

“Tower Merger Agreement” means the merger agreement, dated January 3, 2014, between ACP Re and Tower, as amended by Amendment No. 1 between ACP Re and Tower, dated May 8, 2014.

“Tower Transaction” means the transactions contemplated by the Company Tower Financing, the Stop Loss Agreement and the Retrocession Agreement, and any other transactions contemplated by the Tower Merger Agreement to which the Company or any of its Subsidiaries is a party.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S. Government Obligations” means (1) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (2) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (1) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Upgrade Event” has the meaning set forth in Section 2.05(b) hereof.

“U.S.” means the United States of America.

“Voting Stock” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, stock of any class or classes or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers, trustees or Persons with similar functions of the Person in question, provided that, for the purposes of this definition, stock that carries only the right to vote conditionally on the happening of an event will not be considered Voting Stock whether or not that event has happened.

“Withholding Tax” has the meaning specified in Section 9.01 hereof.

ARTICLE 2

THE SECURITIES

SECTION 2.01 Title and Terms; Payments.

(a) Establishment; Designation. Pursuant to Section 301 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “6.750% Senior Notes due 2024.”

(b) Initial Issuance. Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under the Indenture is limited to $250,000,000.

(c) Further Issues. The Company may, without notice to or the consent of the Holders, issue additional Securities under the Indenture with the same terms and the same CUSIP number as the Securities initially issued under the Indenture in an unlimited aggregate principal amount; provided, that the Company may issue such additional Securities only if they are part of the same issue as the Securities initially issued hereunder for U.S. federal income tax purposes. Any such additional Securities will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under the Indenture.

(d) Purchases. The Company and its Subsidiaries may from time to time repurchase Securities in open market purchases, in negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders. Any Securities purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture.

SECTION 2.02 Forms.

(a) In General. Pursuant to Section 201 of the Base Indenture, the Securities will be substantially in the form set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Notwithstanding Section 305 of the Base Indenture, each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Security will also bear a form of assignment and transfer substantially in the form set forth in Attachment 1 to Exhibit A hereto.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of the Indenture and upon receipt of the Securities, the Holders expressly agree to such terms and provisions hereof and of the Securities and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and control.

(b) Initial Form of Securities. The Company shall initially issue the Securities as Physical Securities without interest coupons registered in the name(s) of the initial owners thereof (or their nominees), which Physical Securities shall be delivered to such initial owners or a custodian or agent acting on behalf of any such initial owners, all in accordance with a Company Order.

(c) Global Securities. The Company may, at its option, upon the request of Holders of not less than a majority in principal amount of the then-Outstanding Securities, exchange all Physical Securities representing the Securities for Global Securities. Notwithstanding any such request, the Company may elect not to effect such exchange in its sole discretion. Each Global Security will represent the aggregate principal amount of the then-Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then-Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges or purchases by the Company.

Only the Trustee, or the custodian holding such Global Security for the Depository, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then-Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then-Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the custodian holding such Global Security for the Depository, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then-Outstanding Securities represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other Person designated by the Depository as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

SECTION 2.03 Transfer and Exchange; Restrictions on Transfer.

(a) In General. A written form of transfer substantially in the form of the Form of Assignment and Transfer set forth in Attachment 1 to Exhibit A hereto will be deemed to be a written instrument of transfer satisfactory to the Company and the Security Registrar. No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Security Registrar unless the appropriate box on the Form of Assignment and Transfer set forth in Attachment 1 to Exhibit A has been checked.

At such time as all interests in a Global Security have been purchased, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depository and the custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is purchased, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depository and the custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

(b) Global Securities. Notwithstanding anything to the contrary in Section 305 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depository in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depository to a nominee of the Depository, (B) by a nominee of the Depository to the Depository or to another nominee of the Depository, or (C) by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(c) Holders Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 307 of the Base Indenture) on such Security and for all other purposes whatsoever for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in Section 305 of the Base Indenture:

(1) Each Global Security will be exchanged for Physical Securities if the Depository delivers notice to the Company that the Depository is unwilling, unable or no longer permitted under applicable law to continue to act as Depository, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depository within 90 days after receiving such notice from the Depository.

(2) If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Security Registrar.

(3) If the Company notifies the Trustee that it wishes to terminate and exchange all or part of a Global Security for Physical Securities and the beneficial owners of the majority of the principal amount of such Global Security (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities by delivering a written request to the Security Registrar.

In the case of an exchange for Physical Securities under clause (1) above:

(A) each Global Security will be deemed surrendered to the Trustee for cancellation;

(B) the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C) the Company, in accordance with Section 303 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 303 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depository specifies, and bearing any legends that such Physical Securities are required to bear under the Indenture.

In the case of an exchange for Physical Securities under clause (2) above:

(A) the Security Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Security Registrar by the Depository;

(B) the Company, in accordance with Section 303 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 303 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture; and

(C) the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Physical Securities under clause (3) above:

(A) the Company will deliver notice of such request to the Security Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B) the Company, in accordance with Section 303 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 303 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture and any applicable law; and

(C) the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2) and (3) above, the Company may rely on the Depository to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depository .

(d) Physical Securities. Except to the extent otherwise provided in Section 2.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 305 of the Base Indenture.

(e) Restrictions on Transfer.

(1) Every Security (and all securities issued in exchange therefor or in substitution thereof) that bears, or is required under this Section 2.03 to bear, the Restricted Security Legend (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.03 (including those set forth in the Restricted Security Legend), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company following receipt of legal advice satisfactory to the Company, in its sole discretion, supporting the permissibility of the waiver of such transfer restrictions, and the Holder of each such Security by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.03, the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

(2) Until the date that is one year after the date of the original issuance of the Securities or such later date, if any, as may be required by applicable laws (such applicable date, the “Resale Restriction Termination Date”), each certificate evidencing a Security shall bear the Restricted Security Legend, unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing as set forth above, with written notice thereof to the Trustee.

(3) Any Securities as to which the conditions for the removal of the Restricted Security Legend set forth thereon have been satisfied may, upon Company Order and upon surrender of such Securities, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount which shall not bear the Restricted Security Legend. With respect to each Global Security the Company shall cause the removal of the legends required by Section 2.03(e)(2) from any Restricted Security promptly following the Resale Restriction Termination Date by: (i) instructing the Trustee in writing to remove such legends from such Restricted Security; (ii) providing to the Trustee and the Depository written notice to change the CUSIP number for the Restricted Securities to the applicable unrestricted CUSIP number; and (iii) complying with any Applicable Procedures for delegending such Restricted Security for a Security not bearing the applicable Restricted Security Legend; whereupon any legends otherwise required by Section 2.03(e)(2) shall be deemed removed from such Restricted Securities without any further action on the part of the Holders.

(4) Notwithstanding any provision of this Section 2.03 to the contrary, in the event Rule 144 is amended to change the one-year period under Rule 144, from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.03(e)(4), each reference in Section 2.03(e) to “one year” and in the restrictive Restricted Security Legend shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. The provisions of this Section 2.03(e)(4) will not be effective until such time as an Opinion of Counsel and Officers’ Certificate, in each case, specifying the occurrence of the amendment or change to Rule 144 and the satisfaction of the conditions to modification of the related holding period for the Securities in accordance with the provisions of this Section 2.03(e)(4), have been received by the Trustee hereunder. This Section 2.03(e)(4) shall apply to successive amendments to Rule 144 changing the holding period thereunder.

(5) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.04 Payments on the Securities.

(a) In General. Subject to Section 2.05 hereof, each Security will accrue interest at a rate equal to 6.750% per annum from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date. Interest on a Security will cease to accrue on the date that the principal thereof is paid or made available for payment. Interest on any Security will be payable semi-annually in arrears on each Interest Payment Date, beginning November 15, 2014, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. As provided in Section 310 of the Base Indenture, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then-Outstanding Security will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then-Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then-Outstanding Securities.

Notwithstanding anything to the contrary, if the Maturity Date or earlier date of redemption or any Interest Payment Date falls on a day that is not a Business Day, then the required payment will be made on the immediately following Business Day with the same force and effect as if made on such date, and no additional interest will accrue and no default shall occur on account of such delay.

(b) Method of Payment. The Company shall pay the principal of, and premium, if any, on any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in the Borough of Manhattan in The City of New York, New York, prior to 10:00 a.m. on the relevant payment date. The Company shall pay any interest on any Physical Security to the Holder of such Security (i) if such Holder holds $2,000,000 or less aggregate principal amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Securities, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Paying Agent a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Paying Agent a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder; provided, that such request must be delivered to the Paying Agent no later than the Regular Record Date immediately preceding the first Interest Payment Date for which an interest payment is requested to be made by wire transfer.

The Company will pay the principal of, and premium, if any, and interest on, any Global Security to the Depository by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c) Defaulted Payments. The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date, in accordance with Section 307 of the Base Indenture.

SECTION 2.05 Interest Rate Adjustments

(a) If, at any time, including, for the avoidance of doubt, following any Upgrade Event, the rating on the Securities is decreased by the Rating Agency and, immediately prior to giving effect to such decrease, the rating on the Securities is at or greater than the Baseline Rating and, immediately after giving effect to such decrease, the rating is below the Baseline Rating (each such downgrade, a “Downgrade Event”), the interest rate payable on the Securities will increase by 2.000% per annum.

(b) Following any Downgrade Event, if the Rating Agency subsequently increases its rating on the Securities and, immediately prior to giving effect to such increase, the rating on the Securities is below the Baseline Rating and, immediately after giving effect to such increase, the rating is at or greater than the Baseline Rating (each such upgrade, an “Upgrade Event”), the interest rate payable on the Securities will decrease by 2.000% per annum.

(c) If, at any time, the rating on the Securities from the Rating Agency is withdrawn, suspended or otherwise discontinued (a “Rating Withdrawal Event”), the interest rate payable on the Securities will increase by 2.000% per annum. Notwithstanding the foregoing, no adjustment will be made to the interest rate payable on the Securities if, at the time of the Rating Withdrawal Event, the interest rate payable on the Securities has, at such time, been increased due to the occurrence of a Downgrade Event.

(d) If, following any Rating Withdrawal Event, another Rating Agency provides a rating on the Securities, the increase in the interest rate resulting from such Rating Withdrawal Event will be reversed upon the designation of another Rating Agency as a substitute Rating Agency by the Company pursuant to written notice to the Trustee. If the substitute Rating Agency initially assigns a rating to the Securities that is below the Baseline Rating, and at the time of the Rating Withdrawal Event preceding the designation of the substitute Rating Agency, the interest rate payable on the Securities had not, at such time, been increased due to the occurrence of a Downgrade Event, the substitute Rating Agency’s assignment will be deemed to be a Downgrade Event and the interest rate on the Securities will be adjusted in accordance with Section 2.05(a). If the substitute Rating Agency initially assigns a rating to the Securities that is at or above the Baseline Rating, and at the time of the Rating Withdrawal Event preceding the designation of the substitute Rating Agency, the interest rate payable on the Securities had, at such time, been increased due to the occurrence of a Downgrade Event, the substitute Rating Agency’s assignment will be deemed to be a Upgrade Event and the interest rate on the Securities will be adjusted in accordance with Section 2.05(b).

(e) Any interest rate increase or decrease described in this Section 2.05 will take effect as of the first Business Day following the public announcement of any ratings action that requires an adjustment to the interest rate (or, in the case of the designation of a substitute Rating Agency, upon the later of the date of the Company’s written notice to the Trustee of such designation and such substitute Rating Agency’s public announcement of its initial rating on the Securities). For the avoidance of doubt, (i) no interest rate increase or decrease described in this Section 2.05 shall have any effect on interest that shall have accrued on the Securities prior to such date or have any other retroactive effect; (ii) in no event will the interest rate increase on the Securities as a result of one or more Downgrade Events or Rating Withdrawal Events be cumulative or exceed 2.000% per annum; and (iii) in no event will the interest rate payable on the Securities be lower than 6.750%.

(f) The Company shall deliver to the Trustee within five (5) Business Days after a Downgrade Event, Upgrade Event, or Rating Withdrawal Event, written notice stating that (i) the Downgrade Event, Upgrade Event, or Rating Withdrawal Event, as the case may be, has occurred, (ii) the new interest rate resulting from the Downgrade Event, Upgrade Event,

Rating Withdrawal Event, and (iii) the date from which interest shall accrue at the new interest rate.

ARTICLE 3

REDEMPTIONS; NO SINKING FUND

SECTION 3.01 Redemption. The Company may, at its option and in accordance with the terms of Article Eleven of the Base Indenture, at any time and from time-to-time, redeem all or any portion of the Securities for cash and at a Redemption Price (which shall be calculated by the Company) equal to the accrued and unpaid interest on the principal amount being redeemed to but excluding the Redemption Date plus the greater of: (a) 100% of the principal amount of the Securities to be redeemed, and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points.

The Company shall give the Trustee written notice of the foregoing Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

SECTION 3.02 No Sinking Fund. Article Twelve of the Base Indenture shall not apply with respect to the Securities.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

The covenants contained in this Article 4 shall be solely for the benefit of the Holders of the Securities and shall not apply to any other securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such covenants and provides that they are for the benefit of such securities.

SECTION 4.01 Payment of Principal and Interest. This Section 4.01 shall replace Section 1001 of the Base Indenture in its entirety.

The Company covenants and agrees that it will cause to be paid the principal of, and premium, if any, and accrued and unpaid interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities. The Company shall, on or before each due date of the principal of, and premium, if any, and accrued and unpaid interest, if any, on the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or accrued and unpaid interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

SECTION 4.02 Maintenance of Office or Agency. This Section 4.02 replaces Section 1002 of the Base Indenture in its entirety.

The Company will maintain in the Borough of Manhattan, The City of New York, an office of the Paying Agent where Securities may be presented or surrendered for payment, and an office of the Security Registrar where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served. The Company will give prompt written notice to the Trustee and the Holders of Physical Securities of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee or the Holders of Physical Securities with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate co-registrars and one or more other offices or agencies where the Securities may be presented or surrendered for payment or for registration of transfer exchange and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Paying Agent” includes any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Security Registrar, Custodian (in respect of any Global Securities), Transfer Agent, and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company shall give prompt notice to the Holders of Physical Securities if the Company designates a different Paying Agent, Security Registrar or Transfer Agent.

With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depository for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of the Indenture.

SECTION 4.03 Reports; 144 Information.

(a) The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to any Holder or beneficial holder of Securities and any prospective purchaser of Securities designated by such Holder or beneficial holder, the information, if any, required pursuant to Rule 144(c)(2) under the Securities Act upon the request of any such Holder or beneficial holder of the Securities.

(b) This Section 4.03(b) replaces Section 704 of the Base Indenture in its entirety.

The Company will file with the Trustee, within 15 days after it is required to file the same with the Commission, pursuant to Section 314 of the Trust Indenture Act, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and shall otherwise comply with Section 314(a) of the Trust Indenture Act; provided that if the Company is not required to file information, documents or reports under Section 13 or 15(d) of the Exchange Act, then the Company will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in those rules and regulations.

Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 4.03(b) at the time of such filing through the EDGAR system (or such successor thereto). Notwithstanding anything to the contrary herein, the Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04 Statements as to Defaults. The Company shall deliver to the Trustee, as soon as possible, and in any event within thirty (30) days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company is taking or proposes to take with respect thereto.

SECTION 4.05 Limitation on Incurrence of Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for, contingently or otherwise, any Indebtedness (including Acquired Indebtedness and Subordinated Indebtedness of its Subsidiaries but excluding Subordinated Indebtedness of the Company). The limitation set forth in the preceding sentence shall not prohibit any incurrence of Indebtedness if (i) no Event of Default has occurred and is continuing and (ii) the Consolidated Leverage Ratio as of the Balance Sheet Date immediately preceding the date on which such additional Indebtedness is incurred would have been no greater than 0.35 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such additional Indebtedness and all other Indebtedness incurred since that Balance Sheet Date had been incurred and the proceeds therefrom applied as of that Balance Sheet Date.

SECTION 4.06 Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, incur, issue, assume or guaranty any Indebtedness if such Indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is acquired at a later time, without providing that the Securities (together with, if the Company determines, any other Indebtedness or obligations of the Company or any Subsidiary ranking equally with or senior to the Securities and then existing or thereafter created) are secured equally and ratably with such Indebtedness. The limitation set forth in the preceding sentence shall not apply to (i) an aggregate principal amount of Indebtedness up to fifteen percent (15%) of Consolidated Total Assets, (ii) Indebtedness secured by a pledge of, lien on or security interest in, any shares of Voting Stock of any Person if such pledge, lien or security interest is made or granted prior to or at the time such Person becomes a Significant Subsidiary, (iii) liens or security interests securing Indebtedness of a Significant Subsidiary to the Company or another Significant Subsidiary or (iv) the extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien or security interest referred to in the foregoing clauses (ii) and (iii) but only if the principal amount of Indebtedness secured by the liens or security interests immediately prior to the extension, renewal or replacement is not increased and the lien or security interest is not extended to other property.

SECTION 4.07 Limitation on Disposition of Stock of Significant Subsidiaries. The Company shall not, and shall not permit any of its Subsidiaries to issue, sell, transfer or otherwise dispose of any shares of Capital Stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) except for: (i) a sale, transfer or other disposition of any Capital Stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) to a wholly owned Subsidiary of the Company; (ii) a sale, transfer or disposition of Capital Stock if required by any law, regulation or order of any applicable governmental or insurance regulatory authority; or (iii) a sale, transfer or other disposition of any Capital Stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) held by the Company and its Subsidiaries for at least fair value (as determined by the Board of Directors acting in good faith), and, in any such case, after giving effect to the use of proceeds therefrom, the Company and its Subsidiaries, considered as a whole, would continue to be principally engaged in the insurance businesses; provided, that, the exceptions set forth in clauses (i) through (iii) of this Section 4.07 shall not permit any amalgamation, merger, conveyance, transfer or lease of the Company’s properties and assets substantially as an entirety that is prohibited by Article 8.

SECTION 4.08 Limitation on Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration to or from the Company or any of its Subsidiaries in excess of $2,000,000, unless:

(1) The Affiliate Transaction or series of related Affiliate Transactions is at a price or prices and on terms and conditions that are not less favorable to the Company or its Subsidiaries than could be obtained on an arm’s-length basis from a Person who is not an Affiliate.

(2) The Company delivers to the Trustee on the tenth Business Day immediately succeeding the end of each calendar quarter in which any Affiliate Transaction or series of related Affiliate Transactions are entered into by the Company:

                (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration to or from the Company or its Subsidiaries in excess of $2,000,000 an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.08; and

                (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration to or from the Company or its Subsidiaries in excess of $5,000,000, in addition to the Certificate required by clause (A) in this Section 4.08(a)(2), (i) provided the Company has a class of equity securities registered pursuant to Section 12(b) of the Exchange Act, a Board Resolution duly adopted (x) by a majority of the members of the Audit Committee at a duly called and held meeting of the Audit Committee or (y) solely with respect to the Tower Transaction, unanimously by the members of a special committee of the Board of Directors that consists of a majority of the members of the Audit Committee, or (ii) a Board Resolution adopted by a majority of the Disinterested Members (or, if there is only one Disinterested Member, such Disinterested Member) stating that, in the case of clause (i) such members of the Audit Committee (or, solely with respect to the Tower Transaction, all the members of such special committee) and, in the case of clause (ii) such Disinterested Members, have determined that the criteria set forth in clause (1) in this Section 4.08(a) are satisfied with respect to such Affiliate Transaction or series of related Affiliate Transactions and have approved such Affiliate Transaction or series of related Affiliate Transactions; and

                (C) with respect to any Affiliate Transaction or series of related Affiliate Transactions (other than the reinsurance of any insurance policies that the Company, its Subsidiaries or any other Affiliate have issued or reinsured) providing for the purchase or sale of any property or assets (including, without limitation, any acquisition or disposition of any Capital Stock) or any merger, amalgamation or consolidation and involving aggregate payments or consideration to or from the Company or its Subsidiaries in excess of $35,000,000, in addition to the Certificate and resolution required by clauses (A) and (B) in this Section 4.08(a)(2), a valuation analysis from a nationally recognized appraisal, valuation, accounting or investment banking firm that (x) sets forth the fair market value (which may be expressed as a range of values) of each of (i) the property or assets transferred by or to the Company or its Subsidiaries and (ii) the consideration received or paid in respect thereof and (y) states that the Company or its Subsidiaries are receiving or paying equivalent consideration in respect of such property or assets; provided, however, that this clause (C) shall not apply to (a) any amendment to the Personal Lines Stock and Asset Purchase Agreement or any other agreement, including any amendments thereto, entered into in connection with the acquisition of the Personal Lines Assets or (b) any joint investment or acquisition made by the Company or its Subsidiaries, on the one hand, with any other Affiliate, on the other hand, in or from any Person that is not an Affiliate, provided that the terms of such joint investment or acquisition are not less favorable to the Company or its Subsidiaries than those applicable to such Affiliate.

(b) The following shall not be subject to Section 4.08(a):

                (1) Affiliate Transactions entered into between or among the Company and its wholly owned Subsidiaries and not involving any other Affiliate;

                (2) Compensation (including, without limitation, cash compensation, deferred compensation and any equity-based or other incentive compensation) for the Company or any of its Subsidiaries’ officers, directors and employees, any employment agreement, employee benefit plan, or other agreement or plan relating to officer, director or employee compensation or severance, and the payment of reasonable and customary fees and out-of-pocket expenses paid to, and indemnities provided for the benefit of, the Company or any of its Subsidiaries’ officers, directors and employees in the ordinary course of business and consistent with past practice.

                (3) The existence of, or the performance by the Company or any of its Subsidiaries of its or their respective obligations under, the Personal Lines Stock and Asset Purchase Agreement (as defined in this Supplemental Indenture and without giving effect to Section 101(9) of the Base Indenture) and any other Affiliate Transactions existing on the Issue Date and disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and filed with the Commission on March 28, 2014 (the “Annual Report”), or the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2014 and filed with the Commission on May 7, 2014 (the “Quarterly Report”).

(c) The Company shall not, and shall not permit any of its Subsidiaries to (1) except in accordance with the transactions contemplated by the Tower Transaction, enter into, amend or renew any reinsurance agreement with any Affiliate (other than an Affiliate that is a wholly owned Subsidiary of the Company) unless, at the time of the entry into, or amendment or renewal of, the reinsurance agreement, such Affiliate has a financial strength rating that is no lower than A- from A.M. Best unless such agreement contains Credit for Reinsurance Protection; or (2) amend any reinsurance agreement with any Affiliate (other than an Affiliate that is a wholly owned Subsidiary of the Company), where such amendment removes, prejudices or derogates any Credit for Reinsurance Protection contained in such reinsurance agreement prior to amendment.

SECTION 4.09 Limitations Regarding the Tower Transaction.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, enter into the Company Tower Financing, the Stop Loss Agreement or the Retrocession Agreement (or a restatement, amendment or other modification thereof) unless the terms thereof (including, without limitation, with respect to principal amount, maturity or termination dates, interest rate and coverage limits) are the same as, or more favorable to the Company (or its applicable wholly owned Subsidiaries) compared with, (i), in the case of the Company Tower Financing, those set forth in the AmTrust Tower Financing (or any restatement, amendment or other modification thereof) and (ii) in the case of the Stop Loss Agreement and Retrocession Agreement, the terms applicable to AmTrust (or its applicable wholly owned Subsidiaries) (or any restatement, amendment or other modification thereof).

(b) The Company shall not, and shall not permit any of its Subsidiaries to, amend the agreements or arrangements relating to the Tower Transaction, or otherwise alter the terms of the Tower Transaction described in the Annual Report or Quarterly Report, (a) in the event such amendment or alteration would be adverse to the Company’s ability to make any payment when due on the Securities, unless it has received the consent of the Holders of a majority of the principal amount of the then-Outstanding Securities and (b) unless such amendment or alteration would not cause (i) the rating on the Securities to be lower than the Baseline Rating or (ii) the respective financial strength or claims-paying ability of the Company and its Subsidiaries that are insurance companies to be lower than A- (or the equivalent rating of any Rating Agency substituted for A.M. Best).

(c) The Company shall not, and shall not permit any of its Subsidiaries to, enter into the Company Tower Financing unless (i) as of the entry into, and the disbursement of funds pursuant to, the Company Tower Financing, the consummation of the transactions contemplated by the Tower Merger Agreement shall have taken place, and (ii) the terms of the Company Tower Financing provide that ACP Re shall be prohibited from:

(1) (i) making any additional investments in, (ii) providing any loans or other extensions of credit to, and (iii) declaring any dividend or distribution to, any shareholder or Affiliate of ACP Re (other than an Affiliate that is a wholly owned Subsidiary of ACP Re); and

(2) acquiring any additional common equity securities,

provided, however that the restrictions in clauses (1) and (2) above (the “Company Tower Financing Covenants”) shall apply to ACP Re until the repayment, repurchase, redemption or defeasance by the Company of all Securities in accordance with their terms; provided, further, that the Company shall not, and shall not permit any of its Subsidiaries to, waive, or agree to the removal or amendment of, the provisions governing the Company Tower Financing Covenants.

SECTION 4.10 Limitations on Dividends. The Company shall not declare or pay or otherwise make any Extraordinary Dividend on its Capital Stock, if, as a result of the declaration, payment or making of such Extraordinary Dividend and after giving effect to such declaration, payment or making of such Extraordinary Dividend, (a) the rating on the Securities would be lower than the Baseline Rating, and (b) the respective financial strength or claims-paying ability of the Company and its Subsidiaries that are insurance companies would be lower than A- (or the equivalent rating of any Rating Agency substituted for A.M. Best).

SECTION 4.11 Use of Proceeds. The Company shall use the net proceeds from the issuance and sale of the Securities to finance the Company Tower Financing, and to repay all amounts outstanding as of the Issue Date under (a) the Credit Facility and (ii) the amended and restated promissory note, dated as of February 20, 2013, of the Company to ACP Re. Any remaining net proceeds from such issuance and sale shall be used by the Company only for its general corporate purposes.

ARTICLE 5

REMEDIES

SECTION 5.01 General. The Event of Default provisions set forth in this Article 5 shall, with respect to the Securities, supersede the entirety of Article Five of the Base Indenture, and all references in the Base Indenture to Article Five thereof and the provisions relating to Events of Default therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article 5 and the Events of Default provisions set forth in this Article 5, respectively.

SECTION 5.02 Events of Default. Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

(a) default in any payment of interest on any Security when due and payable, and the default continues for a period of three (3) Business Days;

(b) default in payment of principal or premium, if any, on the Securities when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

(c) failure by the Company to cause its Consolidated Leverage Ratio to be no greater than 0.35 to 1.00 for thirty (30) days after the incurrence of Indebtedness, such Consolidated Leverage Ratio to be determined in accordance with the provisions of Section 4.05, provided, that in the event the use of proceeds of such Indebtedness is an acquisition (whether by merger, consolidation, share or asset acquisition or an acquisition of renewal rights or similar transaction) by the Company or a Subsidiary of the Company, or such Indebtedness is Acquired Indebtedness, the period of grace shall be until the eighteen-month anniversary of such incurrence;

(d) failure by the Company to cause its Consolidated Leverage Ratio to be no greater than 0.40 to 1.00 for thirty (30) days after the incurrence of Indebtedness, such Consolidated Leverage Ratio to be determined in accordance with the provisions of Section 4.05;

(e) failure by the Company for thirty (30) days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Securities or the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.02 specifically provided for or that is not applicable to the Securities), which notice shall state that it is a “Notice of Default” hereunder;

(f) failure by the Company to pay beyond any applicable grace period, or the acceleration of, Indebtedness of the Company or any of the Company’s Subsidiaries in an aggregate amount greater than $10,000,000 (or its foreign currency equivalent at the time);

(g) failure by the Company to pay beyond any applicable grace period, or the acceleration of, Indebtedness of the Company under the Credit Facility (or any extension, renewal or refinancing thereof);

(h) any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries in the Indenture, the Purchase Agreement or any other Indenture Document shall prove to have been incorrect in any respect that is material to the Company’s ability to make any payment when due on the Securities when made or deemed made;

(i) the failure by the Company or any of its Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction in excess of $15,000,000, which judgments are not paid, discharged or stayed, for a period of thirty (30) calendar days;

(j) the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s, or such Significant Subsidiary of the Company’s, property, or shall consent to any such relief or to the appointment of, or taking possession by, any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(k) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days; or

(l) if (i) any “employee benefit plan,” as defined in Section 3(3) of the United States Retirement Income Security Act of 1974, as amended (“ERISA”), and subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA (each, a “Plan”), of the Company shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan of the Company shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified either the Company or any entity that would be treated as a single employer with the Company for purposes of Section 414 of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”) that a Plan of the Company may become subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans (other than multiemployer plans, as defined in Section 3(37) of ERISA, (“Multiemployer Plans”) determined in accordance with Title IV of ERISA, shall exceed $50,000,000, (iv) either the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of Sections 4971-4980I of the Code, (v) either the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) either the Company or any ERISA Affiliate establishes or amends any employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) that provides post-employment welfare benefits in a manner that would increase the liability of either the Company or any ERISA Affiliate thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events could reasonably be expected to have a material adverse change in or affecting the business management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole. Under no circumstances whatsoever and at no time (whether prior or subsequent to a Default or Event of Default) shall the Trustee be responsible for monitoring or charged with determining any of the foregoing, all such being the sole responsibility of the Company.

SECTION 5.03 Acceleration; Rescission and Annulment.

(a) If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.02(j) or Section 5.02(k) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company)), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Securities to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in the Indenture or in the Securities contained to the contrary notwithstanding. If an Event of Default specified in Section 5.02(j) or Section 5.02(k) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on all Securities will become automatically due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

(b) The provisions of Section 5.03(a), however, are subject to the conditions that if, at any time after the principal of, and accrued and unpaid interest, if any, on the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided:

(1) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest, if any, upon all Securities and the principal of all Securities that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, if any (to the extent that payment of such interest is enforceable under applicable law), and on such principal, at the rate borne by the Securities at such time) and amounts due to the Trustee pursuant to Section 606 of the Base Indenture;

(2) rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) any and all Events of Defaults under the Indenture, other than the nonpayment of the principal of, and accrued and unpaid interest, if any, on, the Securities (including on overdue installments) that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.04 hereof, then, the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Securities (other than the breach of any provision of the Indenture that cannot be modified or amended without the consent of each affected Holder) and rescind and annul such declaration of acceleration resulting from such Defaults or Event of Defaults (other than a Default or an Event of Default resulting from the breach of any provision of the Indenture that cannot be modified or amended without the consent of each affected Holder) and their consequences and such Default (other than a Default relating to the breach of any provision of the Indenture that cannot be modified or amended without the consent of each affected Holder) shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; provided, that no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

SECTION 5.04 Waiver of Past Defaults. If an Event of Default or a Default, other than (a) an uncured Event of Default described in Sections 5.02(a) and (b) hereof or (b) a Default in respect of a provision that under Section 7.02 hereof cannot be amended without the consent of each affected Holder, occurs, the Holders of a majority in aggregate principal amount of the then-Outstanding Securities may waive such Event of Default or Default and all of its consequences hereunder. Any such consent or waiver may, but is not required to, be obtained in connection with a repurchase of, or tender or exchange offer for, Securities, or similar transaction. Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured, and any Event of Default arising therefrom will be deemed not to have occurred. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 5.05 Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of the then-Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, subject to the Trustee’s duties under Article Six of the Base Indenture and the Trust Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it against any losses, damages, costs, expenses and liabilities, including reasonable attorneys’ fees, costs and expenses and court costs that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to reasonable indemnification against all losses, damages, costs, expenses and liabilities, including reasonable attorneys’ fees, costs and expenses and court costs caused by taking or not taking such action.

SECTION 5.06 Limitation on Suits. Subject to Section 5.07 hereof, no Holder may pursue a remedy with respect to the Indenture or the Securities unless:

(a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b) the Holders of at least 25% of the aggregate principal amount of the then-Outstanding Securities deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c) such Holder or Holders have offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to the Trustee against any losses, damages, costs,

expenses and liabilities, including reasonable attorney’s fees, costs and expenses (including court costs) that may arise out of compliance with such written request;

(d) the Trustee has not complied with such written request within sixty (60) days after receipt of such written request and offer of indemnity; and

(e) during such 60-day period, the Holders of a majority of the aggregate principal amount of the then-Outstanding Securities did not deliver to the Trustee a direction inconsistent with such written request.

A Holder may not use the Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of the Indenture by a Holder is unduly prejudicial to such other Holders.

SECTION 5.07 Rights of Holders to Receive Payment. Notwithstanding anything to the contrary elsewhere in the Indenture, the right of any Holder to receive payment of the principal of, and premium, if any, and interest on, its Securities, on or after the respective due date, or to bring suit for the enforcement of any such payment, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 5.06 hereof.

SECTION 5.08 Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Sections 5.02(a) or 5.02(b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of or premium, if any, or interest on, the Securities, as the case may be, with interest upon the overdue principal and any premium and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or rates borne by the Securities and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 606 of the Base Indenture.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or the Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

SECTION 5.09 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under the Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 5.10 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.11 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.12 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 306 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.13 Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in the Indenture) or by the Holders, as the case may be.

SECTION 5.14 Priorities. If the Trustee collects any money pursuant to this Article 5, it will pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 606 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, or accrued and unpaid interest on, any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 5.14. If the Trustee so fixes a record date and a payment date, at least fifteen (15) days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

SECTION 5.15 Undertaking for Costs. All parties to the Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or accrued and unpaid interest, if any, on any Security on or after the due date expressed or provided for in the Indenture.

SECTION 5.16 Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 5.17 Integration of Article 5 into the Base Indenture. All references in the Base Indenture to Section 502 thereof shall be deemed to be a reference to Section 5.03 hereof, the reference in Section 602 of the Base Indenture to Section 501(4) thereof shall be deemed to be a reference to Section 5.02(e) hereof, and the reference in Section 606 of the Base Indenture to Section 501(5) and (6) thereof shall be deemed to be a reference to Section 5.02(j) and (k) hereof.

ARTICLE 6

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 6.01 Inapplicability of Provisions of Base Indenture; Satisfaction and Discharge of the Indenture; Defeasance. The satisfaction and discharge and defeasance provisions set forth in this Article 6 shall, with respect to the Securities, supersede the entirety of Article Four of the Base Indenture, and all references in the Base Indenture to Article Four thereof and the provisions relating to satisfaction and discharge or defeasance therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article 6 and the satisfaction and discharge or defeasance provisions set forth in this Article 6, respectively.

SECTION 6.02 Satisfaction and Discharge. When (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Base Indenture) and not theretofore canceled, or (b) all such Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash sufficient to pay all amounts due on all of such Securities not theretofore canceled or delivered to the Trustee for cancellation, including principal, premium, if any, and interest due, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture with respect to the Securities shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder and thereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Securities; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with the Indenture or the Securities.

SECTION 6.03 Defeasance. At the Company’s option, either (a) it shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities or (b) it shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11 or Section 8.01 hereof at any time after the satisfaction of the following conditions:

(a) The Company shall have deposited irrevocably with the Trustee in trust (i) money in an amount, or (ii) U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one (1) day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient (in the opinion of a nationally recognized registered public accounting firm) to pay and discharge each installment of principal of and premium, if any, and interest on, the Outstanding Securities on the dates such installments of interest or principal and premium are due;

(b) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit); and

(c) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option pursuant to this Section 6.03 and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised and, in the case of the Securities being Discharged, accompanied by a ruling to that effect received from or published by the Internal Revenue Service.

“Discharged” means that the Company shall be deemed to have paid and discharged the Securities and to have satisfied all the obligations under the Indenture, except (A) the rights of Holders to receive, from the trust fund described in Section 6.03(a), payment of the principal of and premium, if any, and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to transfer and exchange of the Securities set forth in Section 2.03 hereof and Sections 305, 306, 1002 and 403 of the Base Indenture and (C) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture.

SECTION 6.04 Deposited Monies to Be Held in Trust by Trustee. Subject to Section 6.05 hereof, all monies (including the proceeds of U.S. Government Obligations) deposited with the Trustee pursuant to Section 6.02 or Section 6.03 hereof shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such monies have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

SECTION 6.05 Paying Agent to Repay Monies Held; Repayment to Company. Upon the satisfaction and discharge of the Indenture, all monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies. The Trustee and any Paying Agent shall promptly pay to the Company (or to its designee) upon Company Order any excess monies or U.S. Government Obligations held by them at any time; provided, that any money or U.S. Government Obligations held under Section 6.03 shall not be so paid over unless the Trustee shall have received an opinion of a nationally recognized registered public accounting firm to the effect that such monies or U.S. Government Obligations are in excess of the amount required to effect the related Discharge or covenant defeasance. The provisions of Section 6.06 hereof shall apply to any money held by the Trustee or any Paying Agent under this Article 6 that remains unclaimed for two years after the Maturity of the Securities.

SECTION 6.06 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee or a Paying Agent for payment of the principal of or premium, if any, or interest on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of or premium, if any, or interest, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or the Paying Agent, as the case may be, on demand, and all liability of the Trustee or the Paying Agent, as the case may be, shall thereupon cease with respect to such monies; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

SECTION 6.07 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 6.04 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture with respect to the Securities and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.02 or Section 6.03 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 6.04; provided, however, that if the Company makes any payment of interest or premium on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 6.08 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

ARTICLE 7

SUPPLEMENTAL INDENTURES

SECTION 7.01 Supplemental Indentures Without Consent of Holders. Section 901 of the Base Indenture shall not apply with respect to the Securities, and this Section

7.01 shall replace Section 901 of the Base Indenture in its entirety and shall apply solely to the Securities.

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) cure any ambiguity, omission, defect or inconsistency in the Indenture with respect to the Securities or the Securities, including to eliminate any conflict with the Trust Indenture Act;

(b) to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture with respect to the Securities;

(c) to add guarantees with respect to the Securities;

(d) to secure the Securities;

(e) to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or surrender any right or power conferred upon the Company by the Indenture with respect to the Securities;

(f) to make any other change that does not adversely affect the rights of any Holder (other than a Holder that consents to such change) in any material respect;

(g) to provide for a successor Trustee;

(h) to comply with the Applicable Procedures of the Depository; or

(i) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

SECTION 7.02 Supplemental Indentures With Consent of Holders. Section 902 of the Base Indenture shall not apply with respect to the Securities, and this Section 7.02 shall replace Section 902 of the Base Indenture in its entirety and shall apply solely to the Securities.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, including without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Securities and by Act of these Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture with respect to the Securities or of modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) reduce the percentage in aggregate principal amount of Securities Outstanding necessary to waive any past Default or Event of Default;

(b) reduce the rate of interest on any Security or change the time for payment of interest on any Security;

(c) reduce the principal of any Security or change the Maturity Date;

(d) change the place or currency of payment on any Security;

(e) impair the right of any Holder of Securities to receive payment of principal of, and premium, if any, and interest on its Securities or to institute suit for the enforcement of any such payment, with respect to such Holder’s Securities; or

(f) make any change to the provisions of this Article 7 or in the waiver provisions of the Indenture that requires each Holder’s consent to modify, amend or waive.

It shall not be necessary for any Act of Holders under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 7.03 Notice of Amendment or Supplement. After an amendment or supplement under this Article 7 becomes effective, the Company shall promptly mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

SECTION 7.04 Integration of Article 7 into the Base Indenture. All references in Sections 903, 904, 905 and 906 of the Base Indenture to “this Article” shall be deemed to be references to this Article 7 and all references in Section 1504 of the Base Indenture to Section 902 shall be deemed to be references to Section 7.02 hereof.

ARTICLE 8

SUCCESSOR COMPANY

SECTION 8.01 Consolidation, Merger and Sale of Assets. The successor company provisions set forth in this Article 8 shall, with respect to the Securities, supersede the entirety of Article Eight of the Base Indenture, and all references in the Base Indenture to Article Eight thereof and the successor company provisions therein shall, with respect to the Securities, be deemed to be references to this Article 8 and the successor company provisions set forth in this Article 8, respectively.

SECTION 8.02 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 8.04, the Company shall not amalgamate or consolidate with, merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and accrued and unpaid interest on all of the Securities, and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company under the Indenture with respect to the Securities; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture with respect to the Securities; and

Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under the Indenture.

At the election of the Company, a conveyance, transfer or lease of properties and assets substantially as an entirety to one or more Subsidiaries of the Company may be deemed not to be a conveyance, transfer or lease to a Person other than the Company, and in the event of such election, such conveyance, transfer or lease shall not be subject to this Section 8.02. Notice of any such election shall be sent to the Trustee promptly following the consummation of any such conveyance, transfer or lease of properties and assets to one or more Subsidiaries, specifying that such transaction does not constitute a conveyance, transfer or lease to a Person other than the Company in accordance with this Section 8.02.

SECTION 8.03 Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and accrued and unpaid interest, on all of the Securities, and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company under the Indenture with respect to the Securities, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under the Indenture with respect to the Securities, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under the Indenture as the Securities theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 8 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under the Indenture with respect to the Securities.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 8.04 Opinion of Counsel and Officers’ Certificate to Be Given to Trustee. In the case of any such amalgamation, merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction such supplemental indenture, complies with the provisions of this Article 8.

ARTICLE 9

TAX ADDITIONAL AMOUNTS

SECTION 9.01 Payment of Tax Additional Amounts. The Company shall pay any amounts due with respect to the Securities without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (each, a “Withholding Tax”) imposed by or for the account of any Non-U.S. Jurisdiction in which the Company is resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”) as a result of any consolidation, merger, amalgamation, or other transaction permitted by Section 8.01 hereof and conducted in accordance with Article 8 hereof, unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, the Company will (subject to compliance by such Holder with any relevant administrative requirements) pay each Holder additional amounts (“Tax Additional Amounts”) as will result in such Holder’s receipt of such amounts as it would have received had no such withholding or deduction been required. If the Taxing Jurisdiction requires the Company to deduct or withhold any Withholding Tax, the Company will (subject to compliance by a Holder with any relevant administrative requirements) pay such Tax Additional Amounts in respect of any principal amount (and premium, if any), or interest payable at the Maturity Date or any earlier date of redemption, on any Interest Payment Date, or otherwise, as applicable, as may be necessary so that the net amounts paid to the Holder or the Trustee after such deduction or withholding will equal the principal amount (and premium, if any), or interest on the Securities.

SECTION 9.02 Exceptions to Payment of Tax Additional Amounts. Notwithstanding the foregoing, the Company shall not be obligated to pay Tax Additional Amounts pursuant to Section 9.01 hereof in the following instances:

(a) any Withholding Tax which would not be payable or due but for the fact that (1) the Holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, such Holder, if such Holder is an estate, trust, partnership or corporation) is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Securities or the collection of principal amount and interest (if any), in accordance with the terms of the Securities and the Indenture or the enforcement of the Securities or (2) where presentation is required, the Security was presented more than ten (10) days after the date such payment became due or was provided for, whichever is later;

(b) any Withholding Tax attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

(c) any Withholding Tax attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount and interest (if any);

(d) any Withholding Tax which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the Holder or beneficial owner of the Securities, if this compliance is required by statute, treaty or by regulation as a precondition to relief or exemption from such Withholding Tax;

(e) to the extent a Holder is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction; or

(f) any combination of the instances described in (a) through (e).

SECTION 9.03 Entitlement to Refund or Credit. With respect to Section 9.02(e), in the absence of evidence reasonably satisfactory to the Company, the Company may conclusively presume that a Holder is entitled to a refund or credit of all amounts required to be withheld if the relevant local laws provide a Holder with the ability to file or otherwise claim such refund or credit. The Company shall not be required to pay any Tax Additional Amounts to any Holder of a Security who is a fiduciary or partnership or other than the sole beneficial owner of the Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Tax Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security.

SECTION 9.04 References to be Consistent. Whenever with respect to the Securities there is mentioned in the Indenture or in any Global Security or Physical Security, in any context, payment of principal (and premium, if any) interest or any other amount payable under or with respect to any Security at the Maturity Date, any Interest Payment Date or otherwise, such mention shall be deemed to include mention of the payment of Tax Additional Amounts described in this Article 9 to the extent that, in such context, Tax Additional Amounts were or would be payable by the Company in respect thereof.

Notwithstanding anything to the contrary in this Supplemental Indenture or in the Notes, the Paying Agent and Trustee shall be entitled to make a deduction or withholding from any payment which it makes hereunder or under the Notes for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

ARTICLE 10

MISCELLANEOUS

SECTION 10.01 Effect on Successors and Assigns. Notwithstanding Section 112 of the Base Indenture, all agreements of the Company, the Trustee, the Security Registrar, and the Paying Agent in the Indenture and the Securities will bind their respective successors.

SECTION 10.02 Governing Law; Waiver of Jury Trial. This Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401. Each party hereto and each Holder by acceptance thereof, hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with the Indenture.

SECTION 10.03 No Security Interest Created. Nothing in the Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

SECTION 10.04 Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, the latter provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

SECTION 10.05 Calculations; Determinations. The Company shall be responsible for making all calculations called for under the Securities. None of the Trustee, Security Registrar or Paying Agent (in each case if different from the Company) shall have any responsibility for making such calculations, for determining amounts to be paid or for monitoring the Company’s Consolidated Leverage Ratio or for making any determinations as to whether the interest rates on the Securities should be adjusted in accordance with Section 2.05 hereof, nor shall they be charged with any knowledge of or have any duties to monitor any measurement period. These calculations include, but are not limited to accrued interest payable on the Securities. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall, , upon request of the Trustee, which request the Trustee shall not be obligated to make, provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

SECTION 10.06 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 10.07 Notices. The Company or the Trustee, by notice given to the other in the manner provided in Section 105 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Sections 105 and 106 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent and the Security Registrar.

SECTION 10.08 Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

SECTION 10.09 The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, the Trustee shall not be responsible with respect to the validity or sufficiency hereof, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

NATIONAL GENERAL HOLDINGS CORP.,

By:	/s/ Mike Weiner
Name: Mike Weiner
Title: Chief Financial Officer

Attest:

/s/ Peter Rendall
Name: Peter Rendall
Title: Treasurer

National General Holdings Corp. – First Supplemental Indenture Signature Page

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

National General Holdings Corp. – First Supplemental Indenture Signature Page

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

No.: [•]

CUSIP: 636220 AB1

Principal Amount $[                    ]

[as revised by the Schedule of Increases

and Decreases in the Global Security attached hereto]1

National General Holdings Corp.

6.750% Senior Note due 2024

National General Holdings Corp., a Delaware corporation, promises to pay to [•] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[                    ] ([•] DOLLARS) on May 15, 2024 (the “Maturity Date”) and to pay interest hereon as set forth in the Supplemental Indenture hereinafter referred to in the manner, at the rates and to the Persons set forth therein.

Interest Payment Dates: May 15 and November 15.

Regular Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Include for Global Securities only.

Exhibit A-1

IN WITNESS WHEREOF, NATIONAL GENERAL HOLDINGS CORP. has caused this instrument to be signed manually or by facsimile by two of its duly authorized officers.

Dated:

NATIONAL GENERAL HOLDINGS CORP.

By:
Name:
Title:

By:
Name:
Title:

[Trustee’s Certificate of Authentication Follows]

Exhibit A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Exhibit A-3

[FORM OF REVERSE OF NOTE]

National General Holdings Corp.

6.750% Senior Note due 2024

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture dated as of May 23, 2014 (herein called the “Base Indenture”), and as further supplemented by the First Supplemental Indenture, dated as of May 23, 2014 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is subject to redemption at the option of the Company prior to the Maturity Date in accordance with Section 3.01 of the Supplemental Indenture.

This Security is not subject to the benefit of a sinking fund.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the principal amount of and premium, if any, on this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Any references in this Security to principal (and premium, if any), interest or any other amount payable under or with respect to the Security at the Maturity Date, any Interest Payment Date or otherwise, shall be deemed to include payment of Tax Additional Amounts, as applicable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each such series at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder

Exhibit A-4

shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding of the applicable series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding of the applicable series a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on, this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like series and tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

Exhibit A-5

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM - as tenants in common	Custodian
(Cust)
TEN ENT - as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

Exhibit A-6

ANNEX A

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial principal amount of Global Security:

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	Principal amount of Global Security after Increase or Decrease	Notation by Security Registrar or Security Custodian

A-1

ATTACHMENT 1

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      to transfer the said Security on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Security occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Security, the undersigned confirms that such Security is being transferred:

☐ To National General Holdings Corp. or a subsidiary thereof; or

☐ Pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended, and unless the Security has been transferred to National General Holdings Corp. or a subsidiary thereof, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee

With respect to any transfer occurring prior to the Resale Restriction Termination Date, unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof.

Attachment 1-1

EXHIBIT B

[FORM OF RESTRICTED SECURITY LEGEND]

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE DATE OF ORIGINAL ISSUANCE OF SECURITIES AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF NATIONAL GENERAL HOLDINGS CORP. (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) UNDER ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 (IF AVAILABLE), OR (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) AGREES THAT PRIOR TO SUCH TRANSFER, IT WILL FURNISH TO THE BANK OF NEW YORK MELLON, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) ABOVE) PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED IN ACCORDANCE WITH THE FIRST SENTENCE OF SECTION 2.03(E)(2) OF THE SUPPLEMENTAL INDENTURE OR UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(C) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 SUCH THAT THE SECURITY IS NO LONGER CONSIDERED A “RESTRICTED SECURITY” WITHIN THE MEANING OF RULE 144 (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION.

Exhibit B-1